SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                  CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

             Date of Report (Date of earliest event reported) May 12, 2006



                          KENNETH COLE PRODUCTIONS, INC.
                 (Exact name of registrant as specified in its charter)

                             Commission File Number 1-13082


                      New York                      13-3131650
(State or other jurisdiction of                     I.R.S. Employer
incorporation or organization)                      Identification Number)

                   603 West 50th Street, New York, NY 10019
                  (Address of principal executive offices)

      Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

       On May 12, 2006, Kenneth Cole Productions, Inc. (the "Company") adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of its common stock pursuant to the Company's previously announced share repurchase authorization. A broker selected by the Company will have the authority under terms and limitations specified in the plan to repurchase shares on behalf of the Company, under the existing repurchase authorization.

       The 10b5-1 plan allows the Company to repurchase shares at times when it would ordinarily not be in market because of the Company's trading policy. Under the terms of the plan, there can be no assurance that all shares under the plan will in fact be purchased.

       On March 2, 2006, the Company's Board of Directors authorized the repurchase of up to 2 million shares of the Company's common stock.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                                    Kenneth Cole Productions, Inc.
                                    Registrant


 Dated: May 19, 2006                By:     /s/ DAVID P. EDELMAN
                                    Name:   David P. Edelman
                                    Title:  Chief Financial Officer




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